UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 20, 2016

Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.

SOVRAN ACQUISITION LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Its Charter)

Maryland (Sovran Self Storage, Inc.)	1-13820	16-1194043

Delaware (Sovran Acquisition Limited Partnership)	0-24071	16-1481551
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6467 Main Street

Williamsville, New York 14221

(Address of Principal Executive Offices)

(716) 633-1850

(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2016, Sovran Acquisition Limited Partnership (the “Operating Partnership”) completed the issuance and sale of $600 million aggregate principal amount of the Operating Partnership’s 3.500% senior notes due July 1, 2026 (the “Notes”). Sovran Self Storage, Inc. (the “Company”) fully and unconditionally guarantees the payment of principal, premium, if any, and interest on the Notes (the “Guarantee”). The net proceeds to the Operating Partnership from the sale of the Notes, after deducting the underwriters’ discount and offering expenses payable by the Operating Partnership, are estimated to be approximately $591.2 million. The Operating Partnership intends to use net proceeds to partially fund the acquisition of LifeStorage, LP (the “LifeStorage Acquisition”) by the Operating Partnership. Pending the closing of the LifeStorage Acquisition, the funds will be retained in cash or cash equivalents. If the LifeStorage Acquisition is not completed, the Operating Partnership will be obligated to redeem the Notes.

The Notes were issued under the indenture, dated as of June 20, 2016 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of June 20, 2016 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, the Operating Partnership and Wells Fargo Bank, National Association, as trustee.

The Notes will bear interest at the rate of 3.500% per annum, with interest payable in cash semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 2017. The Notes will mature on July 1, 2026.

The Notes are senior unsecured indebtedness of the Operating Partnership, ranking equally in right of payment with all of the Operating Partnership’s other senior unsecured indebtedness outstanding from time to time.

The Operating Partnership may redeem the Notes, at any time and from time to time, prior to April 1, 2026 (the “Par Call Date”), in whole or in part, at a make-whole redemption price equal to the greater of (i) 100% of the principal amount of the Notes then outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any accrued or unpaid interest), assuming that such Notes mature on the Par Call Date, discounted to the date of redemption on a semi-annual basis at a rate equal to the Treasury Rate (defined in the First Supplemental Indenture) plus 30 basis points, in each case, plus accrued and unpaid interest to, but not including, the redemption date.

On and after the Par Call Date, the Operating Partnership may redeem the Notes at any time in whole or in part and from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the redemption date.

If the Operating Partnership’s pending acquisition of LifeStorage, LP is not completed by December 15, 2016 (or such later date to which the merger agreement governing the pending acquisition may be extended by agreement between the parties of the merger agreement) or if, prior to such date, the merger agreement is terminated, then the Operating Partnership must redeem all of the Notes at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date.

The Indenture contain covenants that, among other things, restrict the ability of the Operating Partnership and its subsidiaries to, subject to certain exceptions, (i) incur additional secured and unsecured debt and (ii) to consummate a merger, consolidation or sale of all or substantially all of its assets. The Indenture also requires the Operating Partnership and its subsidiaries to maintain total unencumbered assets representing at least 150% of the outstanding principal amount of unsecured debt. These covenants are subject to a number of important exceptions and qualifications.

The Base Indenture also contains customary events of default, including, among other things: (i) payment defaults, (ii) covenant defaults, (iii) cross-defaults to other material indebtedness and (iv) certain events of bankruptcy, which if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The offering of the Notes and related Guarantee were made pursuant to a registration statement on Form S-3 (File Nos. 333-211985 and 333-211985-01), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on June 13, 2016. A prospectus supplement, dated June 13, 2016, relating to the Notes and the Guarantee and supplementing the prospectus was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. The material terms of the Notes and related Guarantee are described in such prospectus supplement and accompanying prospectus.

The foregoing is not a complete discussion of the Base Indenture, the First Supplemental Indenture, the Notes and related Guarantee and is qualified in its entirety by reference to the full text of those documents attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Notes and Guarantee is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit No.

4.1	Base Indenture, dated as of June 20, 2016, among the Company, the Operating Partnership and Wells Fargo Bank, National Association.

4.2	First Supplemental Indenture, dated as of June 20, 2016, among the Company, the Operating Partnership and Wells Fargo Bank, National Association.

4.3	Form of Note representing the Notes.

4.4	Form of Guarantee (included in Exhibit 4.3).

5.1	Opinion of Phillips Lytle LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Phillips Lytle LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOVRAN SELF STORAGE, INC.

Date: June 20, 2016

	By	/s/ Andrew J. Gregoire
		Name:	Andrew J. Gregoire
		Title:	Chief Financial Officer

SOVRAN ACQUISITION LIMITED PARTNERSHIP

Date: June 20, 2016	By:	SOVRAN HOLDINGS, INC., as General Partner

	By	/s/ Andrew J. Gregoire
		Name:	Andrew J. Gregoire
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Base Indenture, dated as of June 20, 2016, among the Company, the Operating Partnership and Wells Fargo Bank, National Association.

4.2	First Supplemental Indenture, dated as of June 20, 2016, among the Company, the Operating Partnership and Wells Fargo Bank, National Association.

4.3	Form of Note representing the Notes.

4.4	Form of Guarantee (included in Exhibit 4.3).

5.1	Opinion of Phillips Lytle LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Phillips Lytle LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).